UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2009
Date of Report (Date of earliest event reported)

WESTMONT RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52398	76-0773948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Freeway Drive, Suite 209, Mount Vernon, Washington	98273
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(360) 395-6040

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry Into A Material Definitive Agreement.

On March 1, 2009, Westmont Resources, Inc., a Nevada corporation (the “Company”) entered into the Share Purchase Agreement (the “Purchase Agreement”), by and  between the Company and the Shareholder of Get2Networks, Inc., a Nevada corporation (“G2N”), whereby the Company agreed to acquire all of the issued and outstanding capital stock of G2N in exchange for an aggregate of Forty-three Million Three Hundred Thousand (43,300,000) shares of common stock of the Company, par value $0.001 per share (the “Company’s Common Stock”), which shall be issued in the name of G2N’s sole shareholder, Alpha-Omega Tech Group, Inc., a Nevada corporation (“A-OTG”).  Glenn McQuiston, Treasurer and Chief Financial Officer of the Company, has a Twenty-five percent (25%) ownership interest in A-OTG.  The other owners of A-OTG are Sally Valardi, Lawrence Grella and AFDA Limited, LLC, an entity controlled by Aaron Goldberg, each of whom has a Twenty-five percent  (25%) ownership interest in A-OTG.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The transaction described in Item 1.01, herein above, was completed on March 1, 2009.

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements  of Certain Officers.

(a)            On March 1, 2009, two of the Company’s directors, Javan King and Glenn McQuiston, tendered their respective resignations as Directors of the Company.  At the time of their resignations there were no disagreements between either of the two resigning directors or the Company.  The resignations were tendered pursuant to the Purchase Agreement disclosed in Item 1.01 hereof.

(b)            Not applicable.

(c)            Pursuant to the Purchase Agreement disclosed in Item 1.01, the former shareholder of Get2Networks, Inc. has the right to designate two (2) individuals to be named to the Company’s Board of Directors.  As of the date of this Current Report, such designation has not been made and the Company has two (2) vacancies on its Board of Directors.

(d)            Not applicable.

(e)            Not applicable.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)             Financial statement of businesses acquired.

The required financial statements are not currently available. Pursuant to paragraph (a) (4) of this Item 9.01, the required financial statements will be filed as soon as practicable, but no later than 71 days after the date that the initial report on Form 8-K must be filed.

(b)            Pro forma financial information.

The required pro forma financial information is not currently available. Pursuant to paragraph (a) (4) of this Item 9.01, the required financial statements will be filed as soon as practicable, but nolater than 71 days after the date that the initial report on Form 8-K must be filed.

(c)            Shell company transactions.

Not applicable.

(d)            Exhibits.

Exhibit	Description	Location

Exhibit 10.1	Share Purchase Agreement, dated March 1, 2009, by and between Westmont Resources, Inc., and the Shareholder of Get2Networks, Inc.	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2009	WESTMONT RESOURCES, INC.

By: /s/ Peter Lindhout
Name: Peter Lindhout
Title: Chairman of the Board and President